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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT

                                  pursuant to

                          SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                       Date Of Report (Date Of Earliest
                         Event Reported): May 28, 1997

                           PEOPLE'S CHOICE TV CORP.
            (Exact name of registrant as specified in its charter)


        Delaware                    0-21920               06-1366643
(State of incorporation)    (Commission File Number)      (I.R.S. Employer
                                                          identification number)

                        Two Corporate Drive, Suite 249
                          Shelton, Connecticut 06484
         (Address of principal executive offices, including zip code)

                                (203) 925-7900
             (Registrant's telephone number, including area code)

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Item 5.    Other Events
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     On Thursday, June 26, 1997, Nasdaq will hold a hearing at which it will hear People's Choice TV Corp.'s ("PCTV") appeal of Nasdaq's determination that PCTV's common stock should be delisted from The Nasdaq National Market ("NNM"). The common stock of PCTV (the "Common Stock") is currently listed for trading on the NNM. PCTV currently has negative tangible net assets as calculated pursuant to the Nasdaq NNM listing criteria. Because of its negative tangible net assets, PCTV is not currently in compliance with all applicable NNM listing criteria. PCTV had requested that Nasdaq grant the Company a waiver with respect to the net tangible asset requirement so that the Common Stock could remain listed on the NNM. The staff of The Nasdaq Stock Market, Inc. has determined that it is unable to grant such a waiver. In addition, PCTV understands that the staff is unable to recommend the Common Stock for listing on the Nasdaq SmallCap Market. Pursuant to Nasdaq procedures, PCTV has been granted an appeal of this matter before a panel authorized by the Nasdaq Board of Governors. The appeal will be made at an oral hearing before this panel on Thursday, June 26, 1997. PCTV anticipates that the panel will make its decision on the appeal at or shortly after this oral hearing. PCTV has no ability to predict at this time as to whether this appeal will be successful. Removal of the Common Stock from inclusion in the NNM and the Nasdaq market systems may make it more difficult to sell the Common Stock or obtain timely and accurate quotations as to offers to purchase and sell the Common Stock. In addition, the absence of a listing for the Common Stock on the NNM or the Nasdaq SmallCap Market could result in a decline in the trading volume of the Common Stock and could depress the price of the Common Stock.
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                                   Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 28, 1997

PEOPLE'S CHOICE TV CORP.


By:    /s/ Donald E. Olander
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Name:  Donald E. Olander
Title: Vice President